Exhibit 99.1

BioSolar changes corporate name to NewHydrogen

Changing the corporate name to NewHydrogen, Inc. (OTC:NEWH) better reflects the company’s focus on reducing the cost of green hydrogen production

SANTA CLARITA, Calif. (April 30, 2021) – BioSolar, Inc. (OTC:BSRC), a developer of clean energy technologies, today announced that it changed its corporate name to NewHydrogen, Inc., and now has a new stock ticker symbol: NEWH. The company was informed by FINRA that the name change and stock ticker symbol became effective on April 30, 2021.

“With our increased focus on green hydrogen, we believe that NewHydrogen is a more appropriate name for our public company,” said Dr. David Lee, CEO of NewHydrogen. “Therefore, we chose the name of our recently launched green hydrogen venture as our parent company name. Doing so represents our commitment to help meet the growing demand for renewable energy, fight climate change and sustain our planet.”

NewHydrogen is developing a breakthrough electrolyzer technology to lower the cost of green hydrogen production. A mature technology that has existed for over 200 years, electrolyzers are systems typically installed behind a solar farm or wind farm to use renewable electricity to split water into hydrogen and oxygen, thereby producing green hydrogen. The main challenge and reason that the world does not utilize green hydrogen everywhere today is due to the high cost. The catalysts that enable the critical water-splitting reactions are currently made from platinum and iridium, two very expensive precious metals that account for nearly 50% of the cost of the electrolyzer.

The company’s sponsored research program at UCLA is focused on replacing iridium, a precious metal found only in asteroids, with earth abundant materials that meet or exceed the performance characteristics of iridium. The research also focuses on significantly reducing or replacing the hydrogen catalyst, platinum. Additionally, a complete and fully optimized electrolyzer device will be developed that incorporates all the innovations from this research program. This fully functional hydrogen-producing electrolyzer will serve as a reference prototype to help electrolyzer manufacturers worldwide to assess NewHydrogen’s breakthrough technology to produce low-cost green hydrogen.

About NewHydrogen, Inc.

NewHydrogen is a developer of clean energy technologies including green hydrogen and lithium-ion battery components. The company’s current focus is on developing a breakthrough electrolyzer technology to lower the cost of green hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to use electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing green hydrogen. Unfortunately, electrolyzers are expensive and rely on rare earth materials such as platinum and iridium. These very expensive materials account for nearly 50% of the cost of electrolyzers. The company’s technology is aimed at significantly reducing or replacing rare earth materials in electrolyzers with inexpensive earth-abundant materials to help usher in a green hydrogen economy that Goldman Sachs estimates will be worth $12 trillion by 2050. To learn more about the company, please visit https://www.NewHydrogen.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the United Stated Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT INFORMATION

Investor Relations Contact:

Tom Becker

BioSolar, Inc.

ir@biosolar.com

(877) 904-3733